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                                                                    EXHIBIT 10.7

                              TMX CONSULTING CORP.
                                                                October 13, 2004

IP Promotions, LLC.
Att.:  Spencer W. Iverson,  President
2870 Peachtree Road
Suite # 710
Atlanta,  Ga. 30305

Re:      Engagement for Consulting Services

Dear Mr. Ivernson:

This letter confirms our understanding and agreement between IP Promotions, LLC. ("Client") and TMX Consulting Corp. ("the Consultant") with regard to all matters described below, including, without limitation, the matters described in the paragraph 1 as follows:

         1. The Client hereby engages TMXC as the Client's sole and exclusive agent for the purpose of providing financial advisory services to the Client regarding the development and implementation of the Client's business plan, including the Client's restructuring and implantation of the structure necessary to become a publicly traded company.

                  (a) The Client hereby agrees that upon the signing of this engagement agreement it will change its corporate structure from that of an LLC to domestic corporation organized under chapter C with 100,000 million shares of common stock authorized and between 10-20 million shares issued and outstanding in preparation for the drafting of the SB-2 Registration statement.

         2. TMXC hereby accepts the engagement described in paragraph 1 and, in connection with such engagement agrees to:

                  (a) Provide a general business and financial analysis of the Client's proposed business plan with respect to the Business; and

                  (b) assist in the formulation and evaluation of various structural and financial alternatives; and

                  (c) assist the Client in the preparation of the appropriate documents related to the Client's fund raising activities; and

                  (d) assist the Client in identifying and evaluating potential candidates to provide audit services, to serve as a transfer agent for the company, an NASD member brokerage firm for the purpose of filing an information statement pursuant to Rule 15c2-11 with the NASD, and other services of importance to a publicly traded company; and

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                  (e) engage legal counsel for the purpose of drafting an SB-2 or other appropriate registration statement for the Client;
                  and

                  (f) assist in the preparation of all necessary documents to complete this engagement.

         3. The Client shall make available to TMXC all information concerning the proposed Business which TMXC reasonably requests in connection with the performance of his obligations hereunder. All such information provided by or on behalf of the Client shall be complete and accurate and not misleading in any or all material respects, and TMXC may rely upon the accuracy and completeness of all such information without independent verification.

         4. As compensation for the services rendered by TMXC hereunder, the Client shall pay TMXC (or its parent company TMX Holding Corp.) as follows:

                  (a) Upon the signing of this engagement letter a Twenty Thousand Dollar ($20,000) nonrefundable retainer and the issuance of seven hundred & fifty thousand (750,000) shares of common stock in the Business; and

                  (b) upon the declaration of the SB-2 as "effective" by the SEC, the successful approval of the 15c2-11 application by the NASD, and the initiation of trading on the OTC BB, the Client shall pay TMXC a fee of $10,000.

                  (f) All stock and securities based compensation from the Client to TMXC shall be subject to registration upon the request of TMXC "Demand Registration Rights" and shall be included in the proposed SB-2 Registration statement.

         5. The Client further acknowledges and agrees that:

                  (a) It is TMXC's sole discretion to select the legal counsel to be retained with respect to the drafting and filing of the proposed SB-2 or other applicable registration statement, and that TMXC will compensate such legal counsel at it's own expense; and

                  (b) Upon the declaration of the SB-2 or other applicable registration statement as "effective" by the SEC, the Client will be required to file quarterly, annual, and other mandated reports with the SEC and the Client shall be responsible for such fees and expenses incurred; and

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                  (c) The Client is responsible for retaining an SEC Approved
                  CPA for the preparation of the financial statements to be included in the above referenced registration statements, and the fees incurred by such CPA; and

                  (d) The Client is responsible for the retention and fees associated from retaining a transfer agent; and

                  (e) The Client is responsible for the fees associated from converting from an LLC to a `C-Corp."; and

                  (f) The Client is responsible for the fees associated with registering with Standard & Poors Corp. (currently estimated at $3,600 per year); and

                  (g) The Client is responsible for the cost of an annual subscription to the Depository Trust Corp. Weekly Security Position Report. (currently the annual subscription is $2,750)

                  (h) TMXC shall have the right to distribute the shares of IP Promotions paid to it under this agreement as a dividend to its shareholders or to compensate legal counsel selected by TMXC to draft the appropriate registration statement.

         6. In consideration of TMXC's services contemplated hereby, the Client agrees to: (a) indemnify and hold harmless TMXC against any and all losses, claims, damages or liabilities to which TMXC may become subject arising in any manner out of or in connection with the rendering of services by TMXC hereunder, unless it is finally judicially determined by a court of competent jurisdiction that such losses, claims, damages or liabilities resulted directly from the negligence, bad faith, or willful misconduct of TMXC; and (b) reimburse TMXC immediately for all reasonable legal or other expenses reasonably incurred and actually paid by TMXC in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings naming him as a defendant and arising in any manner out of or in connection with the rendering of services by TMXC hereunder.

         7. The Client agrees: (a) that the indemnification and reimbursement commitments set forth in paragraph 6 shall apply whether or not TMXC is a formal party to any such lawsuits, claims or other proceedings; and
         (b) that if TMXC is advised in writing by counsel that there are one or more defenses available to him that are different from in addition to those available to the Client, that TMXC is entitled to retain separate counsel of his choice in connection with any of the matters to which such commitments relate.

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         8. The Client and TMXC agree that if any indemnification or reimbursement sought pursuant to paragraph 6 judicially determined to be unavailable for a reason other than the negligence, bad faith or willful misconduct of TMXC, then the Client and shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (I) in such proportion as is appropriate to reflect the relative benefits to the Client on the one hand, and TMXC on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (I) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (1) but also the relative faults of the Client on the one hand, and TMXC on the other hand, as well as any other equitable considerations; PROVIDED, HOWEVER, that in no event shall the amount to be contributed by TMXC pursuant to this paragraph exceed the amount of fees actually received by TMXC hereunder.

         9. Except as contemplated by the terms hereof or as required by applicable law or pursuant to an order entered or subpoena issued by a court of competent jurisdiction, TMXC shall keep confidential all material non-public information provided to it by the Client, and shall not disclose such information to any third party, other than such of its advisors as TMXC determines to have a need to know.

         10. In the event of consummation of any transaction contemplated herein, TMXC shall have the right to disclose its participation in such transaction at its own expense, including, without limitation, the placement of a "tombstone" advertisements in financial and other newspapers and journals, provided that it first submit a copy of any such advertisements to the Client for its approval, which approval shall not be unreasonably withheld or delayed.

         11. This engagement will extend for twelve months from the date hereof and shall renew automatically thereafter on a month-to-month basis unless either party has given at least ten (10) days' prior written notice to the other that it desires to terminate this engagement; PROVIDED, HOWEVER, that in the event of such termination, the Client shall be responsible for the reimbursement of expenses referred to in paragraph 5 incurred through date of termination and the payment of fees under paragraph 4 for transactions of the type contemplated by this agreement which are concluded during the term hereof or within or within two (2) years after the day of termination; and provided, further, that the provisions of paragraphs 6, 7, and 8 shall survive the termination of this letter and shall be binding upon any successors or assigns of the Consultant.

         12. The terms and provisions of this letter are solely for the benefit of the Client and TMXC and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right by virtue of this letter. This letter shall be governed by, and construed in accordance with, the substantive laws of the State of Georgia without regard to the principle of conflicts of law, and may be amended, modified or supplemented only by written instrument executed by parties hereto.

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         13. The invalidity or unforceability of any provision of this letter shall not affect the validity or enforceability of any other provisions of this letter, which shall remain in full force and effect.

         14. This letter may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, not withstanding that all such parties are not signatories to the original or the same counterpart.

                                                  Sincerely,



                                                  /S/ Erik S. Nelson
                                                  ------------------
                                                  Erik S. Nelson/President
                                                  TMX Consulting Corp.

ACCEPTED AND AGREED, as of this

___________ day of__________, 2004:



/S/ Spencer Iverson
_________________________________
Spencer Iverson,  President
IP Promotions, LLC.


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